Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

PURCHASING AND SUPPLY AGREEMENT

This Purchasing and Supply Agreement ("Agreement") is entered into effective as of November 1, 2025, by and between:

Purchaser: [*****]
Address: [*****]
Contact Person: [*****]
Email/Phone: [*****]

Supplier: United States Antimony Corporation
Address: 4438 W. Lover’s Lane, Ste 100, Dallas, TX 75209
Contact Person: Gary C. Evans, Chairman and CEO
Email/Phone: [*****]

John “Gus” Gustavsen, President – Antimony Division

47 Cox Gulch Rd.

Thompson Falls, MT 59873

Email/Phone: [*****]

RECITALS

WHEREAS, Purchaser desires to purchase from Supplier, and Supplier agrees to supply to Purchaser, certain quantities of antimony trioxide, subject to the terms and conditions herein.

NOW, THEREFORE, after acknowledging the accuracy of the foregoing recitals, which are incorporated herein by reference, and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PRODUCT

Product Name: Antimony Trioxide (all grades) (collectively, the “products”)

Products Included:

Antimony Oxide High Tint US ANTIMONY TRIOXIDE | dcode | FR* 50 LB BAGS

Antimony Oxide High Tint US ANTIMONY TRIOXIDE | dcode | FR* 2000 LB S/S

Supplier will provide the specifications for each product (the “Specifications”) in a separate technical data sheet or as mutually agreed in writing prior to each shipment.

Supplier represents and warrants to Purchaser that the products will: (a) conform to the Specifications, standards, samples, descriptions, quality requirements, and performance and function requirements furnished, specified or approved by Purchaser for the products; (b) be free from material defects; (c) not infringe upon, violate or misappropriate the intellectual property rights of any person or entity; (d)  comply in all material respects with all applicable laws, rules, regulations, and ordinances; and (e) will be conveyed by Supplier to Purchaser with good title, free and clear of any and all claims, liens, and encumbrances.

Supplier also represents and warrants to Purchaser that Supplier (i) shall at all times comply in all material respects with all laws, rules, regulations, and ordinances applicable to this Agreement, Supplier’s operation of its business and the exercise of its rights and performance of its obligations hereunder and (ii) shall obtain and maintain all permits, licenses, franchises, approvals, authorizations, registrations, certificates, and similar rights required by applicable law for the exercise of its rights and performance of Supplier’s obligations under this Agreement.

Purchaser may, upon reasonable prior notice and during Supplier’s normal business hours, inspect the products at Supplier’s facility for the sole purpose of verifying compliance with the Specifications. Any such inspection shall be conducted in a manner that does not unreasonably interfere with Supplier’s operations and shall comply with Supplier’s safety and confidentiality requirements. Purchaser shall have no right to access or audit Supplier’s premises or financial records or those of its subcontractors for the purpose of confirming compliance with this Agreement without Supplier’s prior written consent, which shall not be unreasonably withheld.

2. TERM

This Agreement shall commence effective as of November 1, 2025, and continue through November 30, 2030, unless terminated earlier or renewed in accordance with this Agreement (the “Term”). Thereafter, the Term of this Agreement shall automatically renew for successive periods of one year each, unless one party provides the other party with written notice of its intention not to renew the Term within 60 days prior to the end of the initial Term or renewal Term, as the case may be.

Each year during the Term, the parties shall, subject to the below delivery schedule, meet by no later than May 1st and November 1st, respectively, to discuss and mutually agree in writing upon the delivery schedule, pricing, and any volume/capacity commitments to be effective for the upcoming 6-month term.

3. DELIVERY SCHEDULE

November 2025: [*****]
December 2025: [*****]

January 2026: [*****]

February 2026: [*****]

March 2026-December 2026: Supplier agrees to supply and Purchaser agrees to purchase [*****] per month.

January 2027-November 2030, with volumes to be mutually agreed upon by the parties as set forth in Section 2 above.

All shipments shall be made available for pickup at: 47 Cox Gulch Rd., Thompson Falls, MT 59873.

4. SHIPPING

Purchaser shall be solely responsible for arranging and paying for transportation and insurance for all shipments. Supplier shall prepare the goods for shipment and make them available at the designated facility for pickup on mutually agreed dates. Title and risk of loss shall pass to Purchaser upon Supplier’s tender of the goods to Purchaser’s designated carrier at the Supplier’s facility.

5. PRICING

The initial pricing for the product, that meets the Specifications shall be $[*****] per pound for a full truckload, not including trucking/freight, per the shipping clause stipulation in Section 4. This initial pricing shall be effective for all shipments made between November 1, 2025, and April 30, 2026. Prior to May 1, 2026, the parties shall meet to mutually agree upon pricing to be effective for the next 6-month period. Parties will continue to meet to mutually agree upon pricing prior to the beginning of each successive 6-month period during the Term. Notwithstanding the foregoing, the pricing to be effective for a 6-month period described above shall not increase or decrease by more than 10% from the then-current pricing, unless extraordinary raw material or transportation cost increases can be clearly demonstrated by Supplier and accepted by Purchaser in its reasonable discretion. An “extraordinary cost increase” means an increase of 20% or greater in Supplier’s raw material or freight costs, as demonstrated by verifiable reasonable documentation and third-party indices (such as Argus).

Notwithstanding the foregoing, Supplier represents and warrants to Purchaser that the price to be paid by Purchaser for the products is at least as low as the price charged by Supplier to other buyers for the same or similar products. Supplier shall not at any time sell the same products to a different buyer at prices below those mutually agreed upon by the parties as contemplated above in this Section. If Supplier charges a different buyer a lower price for these products, Supplier must immediately apply the lower price for the products under this Agreement, but for only such time as such lower price is in effect and Supplier shall not be required to match any lower prices that are mandated or required by any governmental authority.

6. PAYMENT TERMS

Payment terms are net thirty (30) days from the date of invoice and shall be defined in each order confirmation upon agreement on pricing. All undisputed past due payments shall bear interest at the lesser of 12% per annum or the highest rate permitted by applicable law from the due date until payment is made.

7. SUPPLY ALLOCATION

If Supplier is aware of or anticipates any shortage of supply that is caused by forces beyond Supplier’s reasonable control, Supplier shall allocate available quantities of product among its customers (including Purchaser) in a fair and commercially reasonable manner, wherein Supplier will give Purchaser preference over Supplier’s other customers except for where the DLA or other governmental defense customer demand might take precedence as required by law, regulation, or contract. Supplier shall promptly notify Purchaser of such shortage and its estimated duration. During any such shortage, the parties shall cooperate in good faith to establish a revised delivery schedule. If any material shortage continues for a period of more than 60 days after Purchaser's receipt of notice of the shortage, Purchaser shall have the right to immediately terminate this Agreement upon written notice to Supplier.

Supplier shall not be liable for any failure or delay in delivery due to acts of God; flood, fire, earthquake, or other natural disaster; explosions; epidemics; war, invasion, terrorist threats or acts, riots, or other civil unrest; unforeseeable government order, law or action; or other causes beyond its reasonable control and without its fault or negligence (“Force Majeure Event”); provided that (i) Supplier gives reasonably prompt notice to Purchaser of such Force Majeure Event, and (ii) Supplier uses reasonably diligent efforts to mitigate the effects of such Force Majeure Event. Purchaser may terminate this Agreement upon notice to Supplier if Supplier’s failure or delay due to a Force Majeure Event continues for a period of 60 days or longer after the commencement of the Force Majeure Event.

8. CONFIDENTIALITY

Each party (a “receiving party”) shall preserve in strict confidence any information obtained by it concerning the business or affairs of the other party (a “disclosing party”), including without limitation, trade secrets, customer lists, pricing and commissions information, project and sales information, business strategy information, marketing information, financial information, research and development information, formulations, techniques, and processes (collectively, “Confidential Information”), and refrain from disclosing or using for receiving party’s or another’s benefit any such information, except solely for the purpose of performing its obligations under this Agreement and for no other purpose whatsoever. The terms (but not the existence) of this Agreement shall also constitute Confidential Information. This Agreement is not intended to, nor shall be interpreted to grant or convey any right, title or interest in any Confidential Information, including without limitation, any license or assignment of same, other than to use such Confidential Information as provided herein. Receiving party shall notify disclosing party immediately if it gains actual knowledge of any use or disclosure of Confidential Information not authorized by this Agreement.

Receiving party acknowledges that a breach by it of any one or more of the terms of this Agreement may cause irreparable harm to disclosing party and that damages would be difficult to determine. Accordingly, in the event of a breach or threatened breach, disclosing party shall be entitled to, in addition to all other legal remedies available to it, seek injunctive relief restraining receiving party from any further or continued breach of its obligations hereunder. Disclosing party shall have no obligation to post a bond prior to obtaining such injunctive relief.

Confidential Information does not include information that receiving party can demonstrate to be: (a) generally available to the public through no act or omission on the part of the receiving party; (b) known to the receiving party prior to its receipt thereof from disclosing party; (c) developed by receiving party independent of the Confidential Information, as evidenced by reasonable documentation, or (d) disclosed to receiving party at any time by a third party without violation of any obligation of confidentiality, or (e) required to be disclosed by law, regulation, or court order, provided that (i) the receiving party gives prompt written notice to the disclosing party (unless legally prohibited) so that the disclosing party may seek a protective order or other appropriate remedy, and (ii) the receiving party shall keep such information confidential in all other respects.

9. TERMINATION

This Agreement may be terminated by either party immediately upon breach of material terms by the other party which breach has not been cured within twenty (20) business days of receipt of a written notice; provided, however, that there shall be no cure period for a breach of confidentiality obligations.

10. INDEMNIFICATION; INSURANCE

Supplier shall indemnify, defend, and hold Purchaser, its affiliates, and their respective employees, agents, officers, directors, and shareholders (each, a “Purchaser Indemnified Party”) harmless from and against any and all losses, costs, expenses, claims, damages, suits, litigation, causes of action, and liabilities (including reasonable attorneys’ fees) which any Purchaser Indemnified Party may suffer from or incur arising out of or resulting from (i) personal injury (including death) or damage to property to the extent arising from any willful misconduct, negligent acts or omissions, or misrepresentations of or by Supplier or its employees, agents, or representatives; or (ii) Supplier’s breach of any of its representations, warranties, or covenants under this Agreement. Supplier shall have no obligation to indemnify any Purchaser Indemnified Party for losses to the extent arising from or attributable to third-party materials that Purchaser combines or incorporates with Supplier’s products.

Supplier shall maintain, throughout the Term at its expense, commercial general liability insurance (including product liability and vendors liability insurance) in a minimum amount of $1,000,000 per occurrence and $2,000,000 in the aggregate, for bodily injury and property damage, and endorsed to provide contractual liability insurance in the amount specified above. Supplier shall deliver to Purchaser a certificate of insurance for the coverages required by this Agreement upon the execution of this Agreement and annually thereafter. The insurance certificates required under this Section shall designate [*****] as an additional named insured. The insurance shall be primary coverage without right of contribution from any other Purchaser insurance, as to claims arising from Supplier’s own acts or omissions.

The parties understand, acknowledge and agree that Purchaser intends to combine Supplier’s products with other materials in the manufacturing of certain of Purchaser’s goods and products (the “ATO Products”) and that Supplier will have no involvement in, control over, or responsibility for any such manufacturing of the ATO Products. Except as otherwise provided in this Agreement, Supplier hereby disclaims any representations or warranties regarding the ATO Products and Supplier shall not be responsible or liable for any damages, losses, liabilities, costs, expenses or claims (“Losses”) arising from the use, processing, or incorporation of third-party materials that Purchaser combines or incorporates with Supplier’s products in manufacturing ATO Products, and Purchaser shall indemnify and hold Supplier harmless from and against any such Losses incurred by Supplier.

11. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of law principles.

12. COUNTERPARTS; NOTICES

This Agreement may be executed in two or more counterparts (including via portable document format (PDF) and electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any notice or other documents to be given or delivered hereunder by any party to any other party shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid return receipt requested, or by a nationally recognized overnight courier service, to the respective addresses first set forth above.

13. CUMULATIVE REMEDIES

All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties or otherwise. The prevailing party in any dispute under this Agreement shall be entitled to recover their attorneys fees.

14. NO ASSIGNMENT

Neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party. Any purported assignment or delegation in violation of this Section is null and void. This Agreement shall be binding upon any permitted successors and permitted assignees.

In the event that either party sells or transfers all or substantially all of its assets or equity interests to a bona fide third-party purchaser (“Purchaser”), such party and Purchaser shall, as a condition to the closing of such sale or transfer, require Purchaser to accept and perform all rights and obligations of such party under this Agreement and no consent of the other party shall be required in connection with such sale or transfer.

15. NO WAIVER; SEVERABILITY

The waiver of any breach of the terms of this Agreement shall not constitute the waiver of any other or further breach hereunder, whether or not of a like kind or nature. In the event that any one or more of these provisions is held invalid, illegal or unenforceable, such provision or provisions shall be severed and the remaining provision or provisions shall remain binding and effective.

16. ENTIRE AGREEMENT; AMENDMENTS; SURVIVAL

This Agreement represents the entire understanding between the parties and supersedes any prior or contemporaneous discussions, agreements, or representations, whether oral or written. This Agreement shall not be amended except in a writing signed by both parties. The provisions of Sections 1, 5 (last paragraph), 8, 10, 11, 12, 13, 14, and 15, and this Section 16 shall survive any expiration or termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Purchaser		Supplier

By:	[*****]	By:	/s/ Gary C. Evans
Name:	[*****]	Name:	Gary C. Evans
Title:	[*****]	Title:	Chairman & CEO